POTLATCHDELTIC CORPORATION

RESTRICTED STOCK UNIT AWARD NOTICE

2019 LONG-TERM INCENTIVE PLAN

PotlatchDeltic Corporation, a Delaware corporation (the “Company”), has granted you an Award (the “Award”) of Restricted Stock Units pursuant to Section 7 of the PotlatchDeltic Corporation 2019 Long-Term Incentive Plan (the “Plan”).  The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), the Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Plan, which are attached or available as provided below and incorporated into the Award Notice in their entirety.

Participant:	____________________
Grant Date:	____________________
Settlement Date:	____________________ [third anniversary of Grant Date]
Number of Restricted Stock Units:	____________________

Vesting Schedule:  Unless otherwise provided in the Award Agreement, the Restricted Stock Units will vest with respect to the number of Restricted Stock Units on the Vesting Date indicated below, provided that you do not experience a Termination of Service prior to the Vesting Date:

Vesting Date	Number of Restricted Stock Units Vesting

143656817.1	-1-

[___________ , 20__]	__________________

Deferral:  As provided in the Award Agreement, if you elect to defer the issuance of shares of Common Stock under this Award as provided in Section 5 of the Award Agreement, such shares shall be issued as set forth in the deferral election form or agreement that you enter into with the Company.

Additional Terms/Acknowledgement:  You acknowledge receipt of, and understand and agree to, the Award Notice, the Award Agreement and the Plan.  You further acknowledge that as of the Grant Date, the Award Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.  You also acknowledge that you have received and read the PotlatchDeltic Corporation Securities Law Compliance and Insider Trading Policy, a copy of which is attached to this Award Notice.

POTLATCHDELTIC CORPORATION ____________________________________ By: Its:	PARTICIPANT [Participant Name] Taxpayer ID :
Additional Documents: 1. Restricted Stock Unit Award Agreement 2. 2019 Long-Term Incentive Plan 3. Plan Summary 4. Securities Law Compliance and Insider Trading Policy	Date: Address:_____________________________

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